EXHIBIT A
Maximum Number of Performance Shares and Allocation to Performance Periods

The Participant shall be eligible to earn up to the following number of Performance Shares identified opposite each Performance Period below:

Performance Period	Maximum Number of Performance Shares That May be Earned	Target Number of Performance Shares That May be Earned	Threshold Number of Performance Shares That May be Earned
October 1, 2013 - September 30, 2014
October 1, 2014 - September 30, 2015
October 1, 2015 - September 30, 2016

Award Cycle	Maximum Number of Performance Shares That May be Earned	Target Number of Performance Shares That May be Earned	Threshold Number of Performance Shares That May be Earned
October 1, 2013 - September 30, 2016
Performance Criteria
General
The Performance Shares shall be earned as set forth below with respect to the applicable Performance Period; provided that the Company’s RONA for the applicable Performance Period equals or exceeds the Target RONA (as set forth below) for such Performance Period. “RONA” means the quotient obtained by dividing “Adjusted Operating Income” (after taxes but excluding amortization) by the monthly average of “Working Capital” and fixed assets, as derived from the Company’s financial statements, with such adjustments as the Committee establishes in writing at the time it establishes the Target RONA, Threshold RONA and Maximum RONA for such Performance Period. “Adjusted Operating Income” for this purpose means income from operations adjusted to remove primarily restructuring charges. “Working Capital” for this purpose means the average of adjusted current assets less adjusted current liabilities, which measures exclude cash and cash equivalents, debt and items reported as held for sale.
“Target RONA”, “Threshold RONA” and “Maximum RONA”, in each case means the specific fiscal year-over-year improvement in RONA, expressed as a percentage, established by the Committee for the applicable Performance Period. Notwithstanding the foregoing, if the Company’s RONA for the Performance Period exceeds Threshold RONA, but does not meet the percentage for Target RONA or Maximum RONA, then the Performance Shares award for such Performance Period shall be interpolated on a straight-line basis between Threshold RONA and Maximum RONA. For the avoidance of doubt, if RONA for the Performance Period is below Threshold RONA, no Performance Shares shall be granted for such Performance Period.
The Committee will develop the performance criteria for subsequent Performance Periods in the Award Cycle annually within the time period for developing performance goals under the regulations under Code Section 162(m). An amended Exhibit A describing the performance criteria for a particular Performance Period will be provided to each Participant prior to the end of the first quarter of that Performance Period and will automatically become a part of this Agreement.
Performance Goals for Performance Period October 1, 2013 to September 30, 2014

Performance Level	Fiscal 2014 RONA Goal	Percentage of Target Performance Shares Earned	Maximum Number of Performance Shares Earned
Maximum	16%	200%
Target	8%	100%
Threshold	4%	50%
Below Threshold	NA	0%

Performance Goals for Performance Period October 1, 2014 to September 30, 2015

Performance Level	Fiscal 2015 RONA Goal	Percentage of Target Performance Shares Earned	Maximum Number of Performance Shares Earned
Maximum	__%	200%
Target	__%	100%
Threshold	__%	50%
Below Threshold	NA	0%
Performance Goals for Performance Period October 1, 2015 to September 30, 2016

Performance Level	Fiscal 2016 RONA Goal	Percentage of Target Performance Shares Earned	Maximum Number of Performance Shares Earned
Maximum	__%	200%
Target	__%	100%
Threshold	__%	50%
Below Threshold	NA	0%